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Press Release



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Conference call:     Today, Wednesday, August 8, 2007 at 5:15 P.M. EDT
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Webcast / Replay URL:www.integramed.com (Investor Relations web page)
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                      or www.earnings.com
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Dial-in numbers:     800/374-0146 or 706-634-1307 (international)
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Phone Replay         800/642-1687 or 706-645-9291; #12425508, through Aug. 22

               IntegraMed America Leverages Business Model in New
          Medical Specialty with Acquisition of Vein Clinics of America

     -- Acquisition Extends IntegraMed's Proven Platform of Business Support Services for Specialty Medical Clinics into Fast Growing Vein Care Segment --

      -- VCA CEO Kush Agarwal Appointed to IntegraMed Board of Directors --

PURCHASE, NEW YORK--August 8, 2007 -- IntegraMed America, Inc. (NASDAQ: INMD), the nation's largest provider of business services to the fertility segment of the health care industry, announced it has acquired privately-held Vein Clinics of America (VCA), the largest medical group in the country dedicated exclusively to treating vein disease, for cash, stock and assumed debt. IntegraMed expects the acquisition to be neutral to modestly accretive to earnings over the next 12-18 months, reflecting planned increases in corporate staffing, and accretive in 2009 and beyond.

In conjunction with the acquisition, VCA Chief Executive Kush Agarwal, 60, has been appointed to the IntegraMed Board of Directors. Mr. Agarwal will continue to lead the VCA operations as division president, reporting directly to IntegraMed's CEO, Jay Higham.

VCA was founded in 1981 and operates 27 vein care centers in eleven states, principally in the Midwest and Southeast, with 2 more centers set to open later in 2007. The U.S. vein care market is estimated to be $2 billion on an annual basis. The market is also significantly under penetrated - nearly 4.5 million people were diagnosed with vein issues in 2006, of which 1.8 million sought treatment, yet only 480,000 procedures were performed. FDA approval of new laser technology for treatment of vein disease and subsequent broad acceptance of insurance coverage within the last two years is greatly expanding the market.

                                    - more -
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

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
                                                  Pro Forma Summary (3)
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                                                 IntegraMed               VCA               Pro Forma
               in millions, except EPS              2006                  2006           Adjustments (2)               Total
----------------------------------------- ------------------------- ----------------- --------------------------- -----------------
----------------------------------------- ------------------------- ----------------- --------------------------- -----------------
Revenues                                       $ 127.9                $ 28.5                    --                   $ 156.4
----------------------------------------- ------------------------- ----------------- --------------------------- -----------------
----------------------------------------- ------------------------- ----------------- --------------------------- -----------------
IBIT                                               3.7                   2.4                  (2.0)                      4.1
----------------------------------------- ------------------------- ----------------- --------------------------- -----------------
----------------------------------------- ------------------------- ----------------- --------------------------- -----------------
Net Income                                         3.2                   1.5                  (1.1)                      3.6
----------------------------------------- ------------------------- ----------------- --------------------------- -----------------
----------------------------------------- ------------------------- ----------------- --------------------------- -----------------
Diluted EPS (1)                              $     0.39                   --                    --                 $     0.42
----------------------------------------- ------------------------- ----------------- --------------------------- -----------------
----------------------------------------- ------------------------- ----------------- --------------------------- -----------------
Diluted Shares Outstanding (1)                     8.2                    --                   0.3                       8.5
----------------------------------------- ------------------------- ----------------- --------------------------- -----------------
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(1)  adjusted for 25% stock dividend paid May 4, 2007.

(2) adjustments to IBIT reflect the additional interest expense from the acquisition financing and the loss of interest income on funds used for the transaction. Net income adjustments include the interest expense and interest income items and the tax effect of the additional interest costs.

(3) All pro forma financial information required by the rules and regulations of the Securities and Exchange Commission will be filed in a Current Report on Form 8-K within 75 days.


IntegraMed provides services that produce long-term growth, superior care, more patients and greater operational efficiencies; benefits that translate to the vein care sector. Through the expansion of its services reach into the vein care sector, IntegraMed has expanded the scope of its overall target market, provided a new, higher margin and complementary growth opportunity and further diversified its revenue base.

Jay Higham, president and CEO of IntegraMed America, commented, "VCA and the vein care segment represent an ideal opportunity to leverage the IntegraMed services platform for increased growth. VCA occupies a similar leadership position in their health care specialty and possesses a strong and successful management team and impressive team of physicians and medical professionals.
Their business model of a narrow, well-defined treatment set, combined with a high-volume replicable procedure is very similar to our model in the fertility market. Further, with the advent of new treatment approaches in vein care - such as Endovenous Laser Treatment - the market has similarities to the fertility industry several years ago when IVF was being introduced and becoming mainstream.

"By acquiring VCA, we have built on our existing economic and operational foundation and have provided new opportunities for growth. We remain firmly committed to our fertility business and have successfully positioned IntegraMed for a second avenue of growth and opportunity. The addition of the VCA operations strengthens the Company and should allow us to deliver even greater value to all of our stakeholders."

Mr. Agarwal, commented, "This is a good fit, from a business, financial and cultural perspective. We are creating synergies by combining two of the country's leading providers of advanced healthcare business services. Further, the increased financial strength and infrastructure of the combined organization should support the expansion of the VCA business as well as fund the development of innovative technologies and products within this rapidly growing field."

                                    - more -
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In conjunction with the funding of this transaction, IntegraMed has obtained a new $25 million, five-year term loan provided by Bank of America to replace
IntegraMed's previous loan agreement.


Acquisition Background

IntegraMed initiated an acquisition review process in 2005 by establishing an internal team of business and medical consultants, investment bankers and legal and accounting professionals. The Company then conducted analysis of the characteristics of a broad range of focused medical sectors screening for high-volume, replicable outpatient treatments that utilize well defined, technology enhanced procedures. A short list of attractive niches was developed and ranked and potential target companies within those niches were then identified and evaluated.

Target companies were assessed on the strength of their business model and health of their operations, having a strong management team in place, not requiring significant capital investment, and having an appropriate size. Given the uncertain outcome of this strategic initiative, the Company has kept the process out of the public domain until now. IntegraMed has created post-acquisition work plans that identify high-value priorities, including investments in some incremental personnel and the build-out of four to five VCA clinics per year, for the next few years.

Mr. Higham added, "We have a strong tradition of successful innovation within our core fertility business. New services such as the Shared Risk Refund Program and our malpractice insurance company - ARTIC - are examples. In addition, we have a well-defined process for integrating new acquisitions within our business. This expansion into the vein care sector builds on these strengths."


Company Reaffirms Opportunity to Grow Fertility Business

"Our success in the fertility care brought us to this point in our development," said John Hlywak, IntegraMed Executive Vice President and CFO. "We believe the environment has never been better for continued consolidation of the fertility sector, and we remain committed to investing in building out our provider network and delivering the products and services that produce competitive advantage for our physician partners. We are increasingly recognized for the benefits we bring to support and grow fertility practices at above market rates and look forward to improving that hard-won reputation over time.

"Our financial results show that we have achieved critical mass in the fertility field, and we are effectively utilizing that critical mass to the advantage of customers and shareholders. We are now extending our model into another high growth, complementary medical sector. Importantly, IntegraMed possesses a strong balance sheet with which to finance the expansion of the VCA network, at a much lower cost of capital, as well as to fund growth in our fertility network."

                                    - more -

About IntegraMed America, Inc. (www.integramed.com)
IntegraMed America, Inc. is the nation's leading provider of business services and products to the fertility and vein care sectors. These services include financing, administration, state-of-the art clinical and financial information management systems, marketing and research. IntegraMed also offers treatment-financing programs directly to consumers and operates www.integramed.com, a leading fertility portal.

The IntegraMed Fertility division constitutes 30 contracted centers in 97 locations across the United States, including 164 physicians and Ph.D. scientists. Network membership is limited to one practice per metropolitan area, yet one of every five procedures in the U.S. is performed in an IntegraMed fertility practice. The Vein Care division operates 27 centers in eleven states, principally in the Midwest and Southeast, with 2 more centers set to open later in 2007.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of August 8, 2007 and IntegraMed undertakes no duty to update this information.

CONTACT:
Investors:
John W. Hlywak, Jr., EVP & CFO               Steven Hecht, David Collins
IntegraMed America, Inc.                     Jaffoni & Collins Incorporated
jhlywak@integramed.com                       inmd@jcir.com
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914-251-4143                                 212/835-8500

Media & Physicians:
Scott Soifer, VP Marketing & Development
IntegraMed America, Inc.
scott.soifer@integramed.com
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914-251-4186



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